UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.   20549


                             Form 8-K


                          CURRENT REPORT

              PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)  December 31, 1998



                         POTOMAC ELECTRIC POWER COMPANY
      (Exact name of registrant as specified in its charter)



District of Columbia and Virginia     1-1072       53-0127880
 (State or other jurisdiction of    (Commission  (I.R.S. Employer
        incorporation)             File Number) Identification No.)



1900 Pennsylvania Avenue, N. W., Washington, D. C.       20068
     (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code   (202)872-2000



    (Former Name or Former Address, if Changed Since Last Report)






                                                           PEPCO
                                                           Form 8-K


Item 5.   Other Events.

     The Company has had a rolling 10-year full service power supply requirements contract with the Southern Maryland Electric Cooperative, Inc. (SMECO), the Company's principal wholesale customer with a peak load of approximately 600 megawatts. The wholesale portion currently represents approximately 10% of the Company's total kilowatt-hour sales. The contract, by its terms, is extended for an additional year on January 1 of each year, unless notice is given by either party of termination of the contract at the end of the 10-year period. The contract allows SMECO to reduce, by up to 20% each year, the percentage of its annual requirements that it is obligated to purchase under the contract with a five-year advance notice for each such reduction.

     On December 31, 1998, the Company and SMECO entered into a new full-requirements agreement that supersedes their existing rolling 10-year power supply contract. The agreement will continue the current total rate for electricity but with a non-varying fuel component and will become effective as of January 1, 1999, if accepted by the Federal Energy Regulatory Commission (FERC) without change or modification. The agreement will expire on December 31, 2001, following which, SMECO will make a one-time termination payment to the Company of $19 million which compensates the Company for future earnings it would otherwise have received under the 10-year contract. SMECO may elect by January 15, 2000, however, to advance the termination date to December 31, 2000, in which case the termination payment would be $26 million. The Company filed the agreement with FERC for acceptance on December 31 and expects a decision during the first quarter of 1999. The Company will record the $19 million termination payment as income upon acceptance of the agreement by FERC. After the termination date, capacity previously used to supply SMECO would be used to serve the Company's retail customers. To the extent the Company makes sales of such capacity in the competitive marketplace, such sales would be used to offset costs otherwise charged to retail customers. Accordingly, applicable costs are expected to be fully recovered in rates charged to retail customers under historical rate making principles.


                                                          PEPCO
                                                          Form 8-K



                            Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Potomac Electric Power Company
                                           (Registrant)


                                        /S/ DENNIS R. WRAASE
                                   By ___________________________
                                          Dennis R. Wraase
                                        Senior Vice President and
                                        Chief Financial Officer

January 4, 1999
---------------
     DATE